UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 24, 2026

ARES STRATEGIC INCOME FUND

(Exact Name of Registrant as Specified in Charter)

Delaware	814-01512	88-6432468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY		10167
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 24, 2026, Ares Strategic Income Fund (the “Fund”) called to order its 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”). Quorum for the 2026 Annual Meeting requires holders of 50% of the outstanding shares of the Fund (without regard to class or series) entitled to vote to be present, in person or by proxy. A quorum was not present, so the chairman of the 2026 Annual Meeting adjourned the meeting without any business being conducted. The 2026 Annual Meeting will reconvene on July 22, 2026 at 1:00 p.m. Eastern Time. Shareholders of record can join the reconvened 2026 Annual Meeting by visiting the same virtual meeting link at www.virtualshareholdermeeting.com/ASIF2026.

The record date for the 2026 Annual Meeting has not changed and no changes have been made in the proposals to be voted on by shareholders at the 2026 Annual Meeting. Only shareholders of record at the close of business on March 27, 2026 are entitled to vote at the reconvened 2026 Annual Meeting. Shareholders who have previously authorized their proxy or otherwise voted and who do not want to change their vote do not need to take any action.

The Fund encourages all of its shareholders to read the Fund’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2026 (the “Proxy Statement”), which is available free of charge on the SEC’s website at www.sec.gov, and on the Fund’s website at https://www.areswms.com/solutions/asif.

The Fund will continue to solicit votes from its shareholders with respect to the proposals set forth in the Proxy Statement. The Fund encourages all shareholders who have not yet authorized their proxy to do so before July 21, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES STRATEGIC INCOME FUND

Date: June 26, 2026

	By:	/s/ Scott C. Lem
	Name:	Scott C. Lem
	Title:	Chief Financial Officer and Treasurer